                                                                     EXHIBIT 1.1







                           PROVINCE HEALTHCARE COMPANY

                            (A DELAWARE CORPORATION)

                 4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2005

                               PURCHASE AGREEMENT








                            Dated: November 14, 2000

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SECTION 1.  Representations and Warranties by the Company.....................................3
    (a) Representations and Warranties........................................................3
            (i)      Similar Offerings........................................................3
            (ii)     Offering Memorandum......................................................3
            (iii)    Incorporated Documents...................................................3
            (iv)     Independent Accountants..................................................4
            (v)      Financial Statements.....................................................4
            (vi)     No Material Adverse Change in Business...................................4
            (vii)    Good Standing of the Company.............................................5
            (viii)   Corporate Subsidiaries...................................................5
            (ix)     Partnerships.............................................................6
            (x)      Limited Liability Companies..............................................6
            (xi)     Actions of Subsidiaries..................................................7
            (xii)    Capitalization; Authorization of Conversion Shares.......................7
            (xiii)   Authorization of Agreement...............................................8
            (xiv)    Authorization of the Registration Rights Agreement.......................8
            (xv)     Authorization of the Indenture...........................................8
            (xvi)    Authorization of the Notes...............................................8
            (xvii)   Description of the Registration Rights Agreement, the Notes, the
                     Conversion Shares and the Indenture......................................9
            (xviii)  Absence of Defaults and Conflicts........................................9
            (xix)    Absence of Labor Dispute................................................10
            (xx)     Absence of Proceedings..................................................10
            (xxi)    Possession of Intellectual Property.....................................10
            (xxii)   Absence of Further Requirements.........................................10
            (xxiii)  Possession of Licenses and Permits......................................11
            (xxiv)   Accounts Receivable.....................................................11
            (xxv)    Actions with Respect to Medicare and Medicaid...........................12
            (xxvi)   Regulatory Filings......................................................12
            (xxvii)  Title to Property.......................................................13
            (xxviii) Investment Company Act..................................................13
            (xxix)   Environmental Laws......................................................13
            (xxx)    Insurance...............................................................14
            (xxxi)   Registration Rights.....................................................14
            (xxxii)  Internal Accounting Controls............................................14
            (xxxiii) Rule 144A Eligibility...................................................14
            (xxxiv)  No General Solicitation.................................................15

            (xxxv)   No Registration Required................................................15
    (b)     Officer's Certificates...........................................................15

SECTION 2.  Sale and Delivery to Initial Purchasers; Closing.................................15
    (a)     Firm Notes.......................................................................15
    (b)     Option Notes.....................................................................15
    (c)     Payment..........................................................................16
    (d)     Qualified Institutional Buyer....................................................16
    (e)     Denominations; Registration......................................................17

SECTION 3.  Covenants of the Company.........................................................17
    (a)     Offering Memorandum..............................................................17
    (b)     Notice and Effect of Material Events.............................................17
    (c)     Amendment to Offering Memorandum and Supplements.................................18
    (d)     Qualification of Notes for Offer and Sale........................................18
    (e)     Rating of Notes..................................................................18
    (f)     DTC..............................................................................18
    (g)     Use of Proceeds..................................................................18
    (h)     Restriction on Sale of Common Stock..............................................18
    (i)     PORTAL Designation...............................................................19
    (j)     Legend...........................................................................19
    (k)     Investment Company Act...........................................................19
    (l)     No Stabilization or Manipulation.................................................19
    (m)     Registration Rights Agreement....................................................19
    (n)     Reservation of Common Stock......................................................19
    (o)     Nasdaq Listing...................................................................19
    (p)     Reporting Requirements...........................................................20

SECTION 4.  Payment of Expenses..............................................................20
    (a)     Expenses.........................................................................20
    (b)     Termination of Agreement.........................................................20

SECTION 5.  Conditions of Initial Purchasers' Obligations....................................20
    (a)     Opinion of Counsel for Company...................................................21
    (b)     Opinion of Counsel for Initial Purchasers........................................21
    (c)     Officers' Certificate............................................................21
    (d)     Accountants' Comfort Letters.....................................................21
    (e)     Bring-down Comfort Letters.......................................................22
    (f)     Maintenance of Rating............................................................22
    (g)     PORTAL...........................................................................22
    (h)     Indenture........................................................................22
    (i)     Registration Rights Agreement....................................................22
    (j)     Lock-up Agreement................................................................22
    (k)     Additional Documents.............................................................22
    (l)     Termination of Agreement.........................................................23

SECTION 6.  Subsequent Offers and Resales of the Notes......................................23
    (a) Offer and Sale Procedures...........................................................23
            (i)      Offers and Sales Only to Qualified Institutional Buyers................23
            (ii)     No General Solicitation................................................23
            (iii)    Purchases by Non-Bank Fiduciaries......................................23
            (iv)     Subsequent Purchaser Notification......................................23
            (v)      Minimum Principal Amount...............................................24
            (vi)     Restrictions on Transfer...............................................24
    (b) Covenants of the Company............................................................24
            (i)      Integration............................................................24
            (ii)     Rule 144A Information..................................................24
            (iii)    Restriction on Repurchases.............................................25

SECTION 7. Indemnification..................................................................25
    (a) Indemnification of Initial Purchasers...............................................25
    (b) Indemnification of Company, Directors and Officers..................................26
    (c) Actions Against Parties; Notification...............................................26
    (d) Settlement Without Consent if Failure to Reimburse..................................27

SECTION 8. Contribution.....................................................................27

SECTION 9. Representations, Warranties and Agreements to Survive Delivery...................29

SECTION 10. Termination of Agreement........................................................29
    (a) Termination; General................................................................29
    (b) Liabilities.........................................................................29

SECTION 11. Default by One or More of the Initial Purchasers................................29

SECTION 12. Notices.........................................................................30

SECTION 13. Parties.........................................................................30

SECTION 14. GOVERNING LAW AND TIME..........................................................31

SECTION 15. Effect of Headings..............................................................31

SCHEDULES
         SCHEDULE A List of Initial Purchasers..............................................A
         SCHEDULE B Pricing Information.....................................................B
         SCHEDULE C List of Subsidiaries....................................................C
         SCHEDULE D List of Persons and Entities Subject to Lock-up.........................D


EXHIBITS
         Exhibit A    Form Of Registration Rights Agreement.................................A
         Exhibit B    Form Of Opinion Of Company's Counsel..................................1
         Exhibit C    Form Of Lock-Up Letter Agreement......................................1

                           PROVINCE HEALTHCARE COMPANY
                            (a Delaware corporation)
                                  $125,000,000
                 4 1/2% Convertible Subordinated Notes due 2005

                               PURCHASE AGREEMENT

                                                               November 14, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Credit Suisse First Boston Corporation
UBS Warburg LLC
First Union Securities, Inc.
Robertson Stephens, Inc.
  as Representatives of the several Initial Purchasers
c/o      Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
         North Tower
         World Financial Center
         New York, New York  10281-1209

Ladies and Gentlemen:

         Province Healthcare Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch, Credit Suisse First Boston Corporation, UBS Warburg LLC, First Union Securities, Inc. and Robertson Stephens, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $125,000,000 aggregate principal amount of the Company's 4 1/2% Convertible Subordinated Notes due 2005 (the "Firm Notes") and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof (the "Option") to purchase all or any part of an additional $25,000,000 principal amount of the Company's 4 1/2% Convertible Subordinated Notes due 2005 to cover over-allotments, if any (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Notes are to be issued pursuant to an indenture dated as of November 20, 2000 (the "Indenture") between the Company and National City Bank, as trustee (the "Trustee"). Notes issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the First Delivery Date (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Notes will be convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, "Conversion Shares" means the shares of Common Stock into which the Notes are convertible.

         The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Notes are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors that acquire Notes may only resell or otherwise transfer such Notes if such Notes are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission").

         The holders of the Notes will be entitled to the benefits of a registration rights agreement among the parties hereto, substantially in the form attached hereto as Exhibit A, with such changes as shall be agreed to by the parties hereto (the "Registration Rights Agreement"), pursuant to which the Company will file a registration statement (the "Registration Statement") with the Commission registering resales of the Notes and the Conversion Shares under the 1933 Act.

         The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 7, 2000 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 14, 2000 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes.

         All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

                  SECTION 1.  Representations and Warranties by the Company.

                  (a) Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of each Delivery Date (as defined in Section 2(b) hereof), and agrees with each Initial Purchaser, as follows:

                  (i) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the issuance of Notes to be registered under the 1933 Act.

                  (ii) Offering Memorandum. The Offering Memorandum does not, and at each Delivery Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

                  (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the First Delivery Date (and, if any Option Notes are purchased, at the Option Delivery Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (v) Financial Statements. (A) The financial statements included or incorporated reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                  (B) The financial statements of Doctors' Hospital of Opelousas and certain affiliated entities ("Doctors' Hospital"), Minden Medical Center and Trinity Valley Medical Center including certain medical office buildings and other health care businesses related to the operations of these hospitals (collectively, the "Tenet Province Hospitals"), together with the related schedules and notes included or incorporated by reference in the Offering Memorandum, present fairly the financial position of Doctors' Hospital and the Tenet Province Hospitals for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

                  (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries (as defined below) considered as one enterprise, and
         (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii) Corporate Subsidiaries. All of the consolidated corporations, partnerships (including, without limitation, general, limited and limited liability partnerships) and limited liability companies in which the Company has a direct or indirect ownership interest are listed in Schedule C to this Agreement (collectively, the "Subsidiaries"). Each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive or similar rights, and, except as set forth on Schedule C, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Corporate Subsidiary are outstanding.

                  (ix) Partnerships. Each Subsidiary that is a partnership (a "Partnership") has been duly organized, is validly existing as a partnership in good standing under the laws of its jurisdiction of organization and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Partnership is duly qualified and in good standing as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in Schedule C, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Partnership are outstanding. Each partnership agreement pursuant to which the Company or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                  (x) Limited Liability Companies. Each Subsidiary that is a limited liability company (an "LLC") has been duly organized, is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each LLC is duly qualified and in good standing as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The capital contributions with respect to the outstanding membership interests of each LLC have been made to each such LLC. All outstanding membership interests in the LLCs were issued and sold in compliance with the applicable operating agreements of such LLCs and all applicable federal and state securities laws, and, except as set forth in Schedule C, the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements.

                  (xi) Actions of Subsidiaries. Except to the extent disclosed in the Offering Memorandum, each of the hospitals described in the Offering Memorandum as owned or leased by the Company is owned or leased and operated by a Subsidiary in which the Company directly or indirectly owns at least 80% of the outstanding ownership interests. Except as disclosed in the Offering Memorandum, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Corporate Subsidiary's capital stock, such Partnership's partnership interests or such LLC's membership interests or to pay any indebtedness owed to the Company or any other Subsidiary, (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company or any other Subsidiary.

                  (xii) Capitalization; Authorization of Conversion Shares. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of Common Stock will be subject to personal liability solely by reason of being such a holder and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xiv) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and executed by the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor's rights generally, (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

                  (xv) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and
         (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xvi) Authorization of the Notes. The Notes have been duly authorized and, at each Delivery Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (y) the enforceability thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Registration Rights Agreement.

                  (xvii) Description of the Registration Rights Agreement, the Notes, the Conversion Shares and the Indenture. The Registration Rights Agreement, the Notes, the Conversion Shares and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

                  (xviii) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary. No event has occurred nor has any circumstance arisen which, had the Notes been issued on any given Delivery Date, would constitute an Event of Default (as such term is defined in the Indenture).

                  (xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xx) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties or assets of the Company or any Subsidiary, such that it might reasonably be expected to result in a Material Adverse Effect, or which might be expected to affect the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder; the resolution of pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, when considered together, could not reasonably be expected to result in a Material Adverse Effect.

                  (xxi) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would result in a Material Adverse Effect.

                  (xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Notes or the Conversion

         Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Indenture by the Company, except such as have been already obtained.

                  (xxiii) Possession of Licenses and Permits. Each of the Company and its Subsidiaries have operated and currently operate their business in compliance with the requirements of all laws, rules, regulations and orders applicable to the Company or such Subsidiaries or their business, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to comply with such requirement could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all certificates, consents, exemptions, orders, licenses, authorizations, accreditations, permits or other approvals or rights from all governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals (collectively, "Permits") which are necessary to own their properties and to conduct their businesses, including, without limitation, such Permits as are required (i) under such federal and state healthcare laws as are applicable to the Company and its Subsidiaries and (ii) with respect to those facilities operated by the Company or any Subsidiary of the Company that participate in Medicare and/or Medicaid, to receive reimbursement thereunder, except for such failures to have Permits which would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and each of its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except as to such qualifications as may be set forth in the Offering Memorandum and except for such failures which would not, individually or in the aggregate, result in a Material Adverse Effect. During the period for which financial statements are included in the Offering Memorandum, denials by third party payors of claims for reimbursement for services rendered by the Company or any Subsidiary have not had a Material Adverse Effect, and any such denials are either under appeal or the Company or such Subsidiary has ceased seeking reimbursement for the services or supplies to which they relate.

                  (xxiv) Accounts Receivable. The accounts receivable of the Company and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Medical, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Company and its Subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement policies of third party payors and normal discounts in the ordinary course of business.

                  (xxv) Actions with Respect to Medicare and Medicaid. None of the Company, its Subsidiaries nor any of their respective officers, directors or stockholders, or to the knowledge of the Company, any employee or other agent of the Company or its Subsidiaries, has engaged on behalf of the Company or its Subsidiaries in any of the following:
         (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); provided, however, that it is agreed and understood that (x) from time to time the Company settles, without admitting liability, claims made by governmental authorities which allege conduct which may be deemed to violate clause (A) or (B) above; (y) such settlements have not, individually or in the aggregate, resulted in a Material Adverse Effect; and (z) such claims and settlements do not constitute a breach of the representations and warranties contained in this paragraph
         (xxvi).

                  (xxvi) Regulatory Filings. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material

         Adverse Effect, all such filings or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

                  (xxvii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxix) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of

         Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxx) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies engaged in the same or similar business, and all such insurance is in full force and effect.

                  (xxxi) Registration Rights. Except for the stockholders that are party to the Registration Agreement, dated as of December 17, 1996, by and among Brim, Inc., Principal Hospital Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P., Leeway & Co., First Union Corporation of Virginia, AmSouth Bancorporation and certain other stockholders named therein, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

                  (xxxii) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxiii) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A and will not be, at each Delivery Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxxiv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                  (xxxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
         Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes or the Conversion Shares under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

                  (a) Firm Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Firm Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 11 hereof.

                  (b) Option Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants the Option to the Initial Purchasers to purchase, severally and not jointly, the Option Notes at the same price as the Initial Purchasers shall pay for the Firm Notes and the principal amount of the Option Notes to be sold to each Initial Purchaser shall be that principal amount which bears the same ratio to the aggregate principal amount of Option Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A hereto, plus any additional principal amount of Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof. The Option may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchasers. The Option may be exercised from time to time and may be exercised in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Representatives to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Option Notes as to which the Initial Purchasers are exercising the Option.

                  The date for the delivery of and payment for the Option Notes, being herein referred to as an "Option Delivery Date", which may be the First Delivery Date (the First Delivery Date and the Option Delivery Date, if any, being sometimes referred to as a "Delivery Date"), shall be determined by the Initial Purchasers but shall not be later than seven full business days after written notice of election to purchase Option Notes is given. Delivery of the Option Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Notes shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (eastern time) on November 20, 2000 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "First Delivery Date").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Firm Notes to be purchased by them. Each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Firm Notes to be purchased by any Initial Purchaser whose funds have not been received by the First Delivery Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

         Payment for the Option Notes, if any, shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Option Notes to be purchased by any Initial Purchaser whose funds have not been received by the Delivery Date but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

                  (d) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933

Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

                  (e) Denominations; Registration. Certificates for the
Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before such Delivery Date. The certificates representing the Notes shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to such Delivery Date.

                  SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                  (a) Offering Memorandum. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

                  (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

                  (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                  (d) Qualification of Notes for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e) Rating of Notes. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), to provide its credit rating of the Notes.

                  (f) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

                  (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under "Use of Proceeds".

                  (h) Restriction on Sale of Common Stock. During a period of
90 days from the date of the Offering Memorandum, the Company will not, and will cause its directors and officers not to, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder, (B) the sale of up to 150,000 shares of Common Stock by Martin S. Rash and up to 175,000 shares of Common Stock by Richard D. Gore, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing reservations, agreements or employee benefit plans of the Company referred to in the Offering Memorandum or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (i) PORTAL Designation. The Company will use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

                  (j) Legend. Each of the Notes and the Conversion Shares will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes or the Conversion Shares are resold pursuant to a registration statement effective under the 1933 Act.

                  (k) Investment Company Act. The Company will take such steps as shall be necessary to ensure that it shall not become an "investment company" within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

                  (l) No Stabilization or Manipulation. None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

                  (m) Registration Rights Agreement. The Company will execute and deliver the Registration Rights Agreement in form and substance satisfactory to the Initial Purchasers.

                  (n) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Notes.

                  (o) Nasdaq Listing. The Company will use its best efforts to have the Conversion Shares approved by the Nasdaq National Market ("Nasdaq") for inclusion prior to the effectiveness of the Registration Statement.

                  (p) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  SECTION 4. Payment of Expenses

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the Notes, the Indenture, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes,
(iii) the preparation, issuance and delivery of the certificates for the Notes to the Initial Purchasers, including any charges of DTC in connection therewith,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vii) any fees payable in connection with the rating of the Notes, (viii) any fees and expenses payable in connection with the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (ix) the fees and expenses of any transfer agent or registrar for the Conversion Shares, and (x) the fees and expenses incurred in connection with the inclusion of the Conversion Shares in Nasdaq.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

                  SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Opinion of Counsel for Company. At such Delivery Date, the Representatives shall have received the favorable opinion, dated as of such Delivery Date, of Waller Lansden Dortch & Davis, a Professional Limited Liability Company, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

                  (b) Opinion of Counsel for Initial Purchasers. At such Delivery Date, the Representatives shall have received the favorable opinion, dated as of such Delivery Date, of Shearman & Sterling, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (c) Officers' Certificate. At such Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of such Delivery Date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Delivery Date, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Delivery Date.

                  (d) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received (i) from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum, (ii) from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to certain financial information contained in the Offering Memorandum.

                  (e) Bring-down Comfort Letters. At such Delivery Date, the Representatives shall have received from Ernst & Young LLP and KPMG LLP letters, dated as of such Delivery Date, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Delivery Date.

                  (f) Maintenance of Rating. At such Delivery Date, the Notes shall be rated at least B- by S&P, and the Company shall have delivered to the Representatives a letter dated such Delivery Date, from such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

                  (g) PORTAL. At such Delivery Date, the Notes shall have been designated for trading on PORTAL.

                  (h) Indenture. The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                  (i) Registration Rights Agreement. The Company and the
Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

                  (j) Lock-up Agreement. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D thereto.

                  (k) Additional Documents. At such Delivery Date, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

                  (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to such Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

                  SECTION 6.  Subsequent Offers and Resales of the Notes.

                  (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establishes and agrees to observe the following procedures in connection with the offer and sale of the Notes:

                  (i) Offers and Sales Only to Qualified Institutional Buyers. Offers and sales of the Notes shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the 1933 Act). Each Initial Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions.

                  (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Notes.

                  (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. Person purchasing in an offshore transaction in accordance with Regulation S.

                  (iv) Subsequent Purchaser Notification. Each Initial
Purchaser will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Notes from such Initial Purchaser or Affiliate, as the case may be, that the Notes (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and
(C) may not be offered, sold or otherwise transferred except (1) to the Company,
(2) outside the United States in an
offshore transaction in accordance with Rule 904 of Regulation S, or (3) inside the United States only pursuant to a registration statement that has been declared effective under the 1933 Act or in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Notes for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

                  (v) Minimum Principal Amount. No sale of the Notes to any one Subsequent Purchaser will be for less than U.S.$1,000 principal amount and no Note will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of one or more third parties, each third party for whom it is acting must purchase at least U.S.$1,000 principal amount of the Notes.

                  (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Notes except as otherwise agreed by the Company and the Initial Purchasers.

                  (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                  (i) Integration. The Company agrees that it will not and will cause its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                  (ii) Rule 144A Information. The Company agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
         Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                  (iii) Restriction on Repurchases. Except as provided in the Indenture, until the expiration of two years after the original issuance of the Notes, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

                  SECTION 7. Indemnification

                  (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment thereto); and provided, further, that the Company will not be liable to an Initial Purchaser with respect to any Preliminary Offering Memorandum to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, in contravention of a requirement of this Agreement or applicable law, sold Notes to a person to whom such Initial Purchaser failed to send or give, at or prior to the First Delivery Date, a copy of the Final Offering Memorandum, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the First Delivery Date to allow for distribution by the First Delivery Date) to the Initial Purchasers and the loss, liability, claim, damage or expense of such Initial Purchaser resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum as, if applicable, amended or supplemented prior to the First Delivery Date and such Final Offering Memorandum was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Final Offering Memorandum by the First Delivery Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

                  (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse.
If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Notes.

         The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Firm Notes set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Initial Purchasers.

                  SECTION 10.  Termination of Agreement

                  (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the First Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited or the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

                  SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at any Delivery Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the

"Defaulted Notes"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone such Delivery Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 11.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Paul A. Pepe; notices to the Company shall be directed to it at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027, attention of Howard T. Wall III, Esq.

                  SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                          Very truly yours,

                                          PROVINCE HEALTHCARE COMPANY


                                          By: /s/ Martin S. Rash
                                              --------------------------------
                                              Name:  Martin S. Rash
                                              Title: President and
                                                     Chief Executive Officer

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
UBS WARBURG LLC
FIRST UNION SECURITIES, INC.
ROBERTSON STEPHENS, INC.


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By: /s/ James D. Forbes
    ----------------------------------
    Authorized Signatory


For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                   SCHEDULE A

                                                                 Principal Amount
Name of Initial Purchaser                                          of Firm Notes
-------------------------                                        ----------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated.............       65,000,000
Credit Suisse First Boston Corporation.........................       17,500,000
UBS Warburg LLC................................................       17,500,000
First Union Securities, Inc....................................       12,500,000
Robertson Stephens, Inc........................................       12,500,000

Total..........................................................     $125,000,000
                                                                    ============







                                     Sch A

                                   SCHEDULE B

                           PROVINCE HEALTHCARE COMPANY

                                  $125,000,000

                 4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2005

         1. The initial public offering price of the Notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The Notes shall be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at an initial price of $39.67 per share of Common Stock.

         3. The purchase price to be paid by the Initial Purchasers for the Notes shall be 97% of the principal amount thereof.

         4. The interest rate on the Notes shall be 4 1/2% per annum.

         5. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 20, 2003 at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on November 20 of the years indicated below (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date):

                                                           REDEMPTION
               Year                                          PRICE
               ----                                          -----
               2003.....................................     101.80%
               2004.....................................     100.90%



                                     Sch B

                                   SCHEDULE C

                              LIST OF SUBSIDIARIES

Blythe-Province, Inc.
Brim Equipment Services, Inc.
Brim Fifth Avenue, Inc.
Brim Healthcare, Inc.
Brim Hospitals, Inc.
Brim Outpatient Services, Inc.
Brim Pavilion, Inc.
Brim Services Group, Inc.
Care Health Company, Inc.
Harris Street Surgery Limited Partnership
Mexia Principal Healthcare Limited Partnership
Mexia-Principal, Inc.
Northeastern New Mexico Imaging Partnership
Palestine-Principal G.P., Inc.
Palestine Principal Healthcare Limited Partnership
Palestine Principal, Inc.
PHC-Bell Glade, Inc.
PHC-Cleveland, Inc.
PHC-Doctors' Hospital, Inc.
PHC-Elko, Inc.
PHC-Erin, L.P.
PHC-Eunice, Inc.
PHC-Knox, Inc.
PHC-Lake Havasu, Inc.
PHC-Lander, Inc.
PHC-Louisiana, Inc.
PHC-Minden G.P., Inc.
PHC-Minden, L.P.
PHC-Nevada, Inc.
PHC-Opelousas, L.P.
PHC-Palestine, Inc.
PHC-Picayune, Inc.
PHC-Tennessee, Inc.
PHC-Winder, Inc.
PRHC-Ennis G.P., Inc.
PRHC-Ennis, L.P.
Principal Hospital Company of Nevada, Inc.
Principal Knox, L.L.C.
Principal Knox, L.P.
Principal-Needles, Inc.



                                     Sch C

                                   SCHEDULE D





                                 Martin S. Rash
                                 Richard D. Gore
                                John M. Rutledge
                              James Thomas Anderson
                               Howard T. Wall III
                                Brenda B. Rector
                                 Joseph P. Nolan
                                    A.E. Brim
                                 David L. Steffy
                                Winfield C. Dunn





                                     Sch D

                                                                       Exhibit A



                      FORM OF REGISTRATION RIGHTS AGREEMENT














                                     Ex A-1

                                                                       Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture.

         (iii) The Company is duly qualified as a foreign corporation in the States of Oregon and Tennessee, is active on the records of the Corporation Division of the State of Oregon and is validly existing in the State of Tennessee.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (vi) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency,



                                     Ex B-1
reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

         (vii) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (vii) The Conversion Shares, which are authorized on the date hereof, have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action and are free of preemptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly authorized and validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances, equities or claims imposed by or arising from actions of the Company.

         (ix) The issuance and sale of the Conversion Shares by the Company are not subject to the preemptive or other similar rights of any securityholder of the Company.

         (x) The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (xi) The statements in the Offering Memorandum, including the information under the caption "Description of Notes," insofar as they summarize certain provisions of the Notes, the Indenture and the Registration Rights Agreement, are accurate in all material respects.

         (xii) Each of the Corporate Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum; each of the Corporate Subsidiaries is duly qualified to transact business as a foreign corporation and in good standing in the state(s) set forth opposite the name of such Corporate Subsidiary on Schedule A hereto; and the outstanding shares of capital stock of each of the Corporate Subsidiaries have been duly authorized and validly



                                     Ex B-2
issued and are fully paid and non-assessable and are owned by the Company or a Corporate Subsidiary; and, to the best of our knowledge and except as set forth on Schedule A hereto, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Corporate Subsidiaries are outstanding.

         (xiii) Each of the Partnerships has been duly organized and is an existing partnership in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to conduct its business; each of the Partnerships is in good standing as a foreign partnership in the state(s) set forth opposite the name of such Partnership on Schedule B hereto, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; to the best of our knowledge and except as set forth on Schedule B hereto, the partnership interests in the Partnerships held directly or indirectly by the Company are free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the Partnerships are outstanding.

         (xiv) Each of the LLCs has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to conduct its business; each of the LLCs is in good standing as a foreign limited liability company in the state(s) set forth opposite the name of such LLC on Schedule C hereto, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; to the best of our knowledge and except as set forth on Schedule C hereto, the membership interests in the LLCs held directly or indirectly by the Company are free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any ownership interests in the LLCs are outstanding.

         (xv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.




                                     Ex B-3

         (xvi) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         (xvii) To the best of our knowledge and except as disclosed in the Offering Memorandum, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, or the performance by the Company of its obligations thereunder.

         (xviii) The information in the Offering Memorandum under "Risk Factors--A significant portion of our hospital patient days is dependent on Medicare and Medicaid payments, and possible reductions in Medicare or Medicaid payments in the future or the implementation of other measures to reduce reimbursements may reduce our revenue," "Risk Factors--We are subject to governmental regulation. We may be subjected to allegations that we failed to comply with governmental regulations which may result in sanctions that reduce our revenue and profitability," "Risk Factors--We have a concentration of revenue in Texas and Arizona, which makes us particularly sensitive to regulatory and economic changes in those states," "Risk Factors--Our California hospitals must comply with California seismic standards which may require us to make significant capital expenditures," "Description of Capital Stock--Common Stock," "Business--Properties," "Government Reimbursement," "Health Care Regulation and Licensing," "Federal Income Tax Considerations," "Description of Capital Stock--Preferred Stock," "Description of Capital Stock--Limitations on Liability and Indemnification of Officers and Directors" and "Description of the Notes," to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (xix) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Offering Memorandum that are not described as required.

         (xx) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects.




                                     Ex B-4

         (xxi) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its certificate of incorporation or by-laws or other organizational documents and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or incorporated by reference to the Offering Memorandum.

         (xxii) The Company and each of its Subsidiaries have all necessary Permits (except where the failure to have such Permits, individually or in the aggregate, would not have a Material Adverse Effect on the business, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, and as described in the Offering Memorandum, including, without limitation, such Permits as are required (a) under Health Care Laws and
(b) with respect to those facilities owned or operated by the Company or any Subsidiary that participate in Medicare and/or Medicaid, to receive reimbursement thereunder.

         For purposes of this opinion, the term "Health Care Laws" shall mean those statutes, rules and regulations, judgments, decrees or orders which are generally applicable to hospitals and health care providers as a group described in the Offering Memorandum under the headings "Risk Factors--A significant portion of our hospital patient days is dependent on Medicare and Medicaid payments, and possible reductions in Medicare or Medicaid payments in the future or the implementation of other measures to reduce reimbursements may reduce our revenue," "Risk Factors--We are subject to governmental regulation. We may be subjected to allegations that we failed to comply with governmental regulations which may result in sanctions that reduce our revenue and profitability," "Risk Factors--We have a concentration of revenue in Texas and Arizona, which makes us particularly sensitive to regulatory and economic changes in those states," "Risk Factors--Our California hospitals must comply with California seismic standards which may require us to make significant capital expenditures," including without limitation (i) health care licensure, permit, certificate of need and medical waste requirements, (ii) Title XVIII, XIX and XXI of the Social Security Act; (iii) the Anti-Kickback Amendments (as defined in the Offering Memorandum) and the regulations promulgated thereunder, (iv) the Stark Laws (as defined in the Offering Memorandum) and the regulations promulgated thereunder,
(v) the False Claims Act, (vi) the Health Insurance Portability and Accountability Act of 1996, and (vii) published state statutes, rules and regulations available to us concerning matters similar to (ii) through (vi) above.

         (xxiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than such as may be required under the applicable securities or blue sky laws of the various states in which the Notes will



                                     Ex B-5
be sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement or the Indenture or for the offering, issuance, sale or delivery of the Notes or the Conversion Shares.

         (xxiv) The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement and the Indenture and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement and the Indenture and in the Offering Memorandum (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Memorandum under the caption "Use Of Proceeds" and the issuance of the Conversion Shares upon conversion of the Notes) and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xviii) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws or other organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

         (xxv) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         (xxvi) Except as contemplated by the Registration Rights Agreement, no registration of the Notes or the Conversion Shares under the 1933 Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the offer, sale and delivery of the Notes to the Initial Purchasers or in connection with the conversion of the Notes into Conversion Shares, in each case, in the manner contemplated by the Offering Memorandum, the Purchase Agreement and the Indenture.

         No facts have come to our attention that would cause us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or


                                     Ex B-6
incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at any Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

         In rendering such opinion, such counsel may also rely, as to all matters governed by the laws of the States of Arizona, California, Colorado, Florida, Indiana, Louisiana, Mississippi, Nevada and Texas, upon the opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that such counsel believe that they and the Initial Purchasers are entitled to so rely.




                                     Ex B-7

                                                                       Exhibit C

                        FORM OF LOCK-UP LETTER AGREEMENT


                                November 14, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Credit Suisse First Boston Corporation
UBS Warburg LLC
First Union Securities, Inc.
Robertson Stephens, Inc.
c/o  Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
         North Tower
         World Financial Center
         New York, New York  10281-1209

Re: Proposed Offering by Province Healthcare Company of Convertible Subordinated Notes due 2005

Dear Sirs:

         The undersigned, a stockholder and an executive officer and/or director of Province Healthcare Company, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation, UBS Warburg LLC, First Union Securities, Inc. and Robertson Stephens, Inc. (collectively, the "Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering of up to $125,000,000 aggregate principal amount of the Company's Convertible Subordinated Notes due 2005 (the "Initial Securities") and the grant by the Company to the Initial Purchasers of the option to purchase additional Convertible Subordinated Notes due 2005 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively the "Securities." In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Initial Purchasers that, during a period of 90 days from the date of the Final Offering Memorandum (as defined in the Purchase Agreement), the undersigned



                                     Ex C-1
will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         The foregoing sentence shall not apply to (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that the donee thereof agrees to be bound by the restrictions set forth herein, and (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

                                         Very truly yours,

                                         Signature:
                                                   -----------------------------
                                                   Print Name:





                                     Ex C-2